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                           UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                             FORM 8-K



          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



                         As of May 1, 1998
                    Commission File No. 1-8968



                  ANADARKO PETROLEUM CORPORATION

       17001 Northchase Drive, Houston, Texas    77060-2141
                          (281) 875-1101




      Incorporated in the               Employer Identification
       State of Delaware                     No. 76-0146568
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Item 5. Other Events


On April 30, 1998, Anadarko Petroleum Corporation announced that the Board of Directors approved a two-for-one stock split. The stock split will be effected by way of a 100 percent stock dividend. The distribution date is July 1, 1998 to stockholders of record on June 15, 1998.

In addition, the Board of Directors approved an increase in its quarterly dividend to $0.10 per share (up from seven and one-half cents per share). The dividend is payable on June 24, 1998 to stockholders of record on June 10, 1998. Following the stock split, the Company expects to pay quarterly dividends in the amount of $0.05 per share of Common Stock. Anadarko has paid common stock dividends every quarter since 1986. The amount of future dividend payments will depend on the Company's earnings, financial condition, capital requirements and other factors and will be determined by the Board on a quarterly basis.


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                            SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer and principal financial officer.


                              ANADARKO PETROLEUM CORPORATION
                                       (Registrant)




 May 1, 1998                         [MICHAEL E. ROSE]
                             Michael E. Rose - Senior Vice President,
                              Finance and Chief Financial Officer